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                                                                 EXHIBIT 10.23


                    AMENDED VANDENBERG EMPLOYMENT AGREEMENT

         AMENDMENT (the "Amendment") dated as of February 5, 1999, among Biscayne Apparel, Inc. ("BAI"), a Florida corporation, and M&L International, Inc. ("M&L"), an Illinois corporation (together the "Companies"), and Peter Vandenberg, Jr. (the "Executive").

                                    RECITALS

         A. BAI and the Executive entered into an Employment Agreement dated as of January 1, 1998 (the "Employment Agreement"), a copy of which is annexed hereto as an Exhibit; and

         B. The terms defined in the Employment Agreement are used in this Amendment as in the Employment Agreement unless otherwise defined herein; and

         C. On February 5, 1999 (the "Filing Date"), the Companies filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Cases") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); and

         D. By order dated March 4, 1999, M&L was authorized to sell substantially all of its assets, and to assume and assign certain executory contracts and leases, to an affiliate of Amerex (USA), Inc. (the "M&L Asset Sale"), pursuant to the applicable provisions of the Bankruptcy Code; and

         E. The M&L Asset Sale closed on March 5, 1999; and

         F. After the closing of the M&L Asset Sale, M&L's principal assets consisted of eligible accounts receivable in the aggregate amount of approximately $4.2 million and claims against third parties; and




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         G. The Companies have determined that their success in the bankruptcy proceedings is largely dependent on the continued employment of the Executive during the pendency of the Bankruptcy Cases; and

         H. As an incentive for the Executive to remain with the Companies during the pendency of their respective Bankruptcy Cases, the Companies and the Executive have requested that the Employment Agreement be amended as hereinafter set forth;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   AMENDMENT

         1. AMENDMENT TO EMPLOYMENT AGREEMENT. The Employment Agreement is hereby amended as follows:

         (a) Section 1(a) of the Employment Agreement is hereby amended to add the following definition:

         "COMPANIES" means Biscayne Apparel, Inc. and M&L International, Inc.

         (b) Section 2(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

                  SALARY AND BENEFITS. For the period from February 5, 1999 to June 30, 1999, the Companies shall pay the Executive a base annual salary of $200,000, payable in installments consistent with the Companies' normal payroll schedule, subject to applicable withholding and other taxes. Following June 30, 1999, the Executive shall be paid on an hourly basis at the rate of $100 per hour, payable on a weekly basis consistent with the Companies' normal payroll schedule, subject to applicable withholding and other taxes.



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         (c) Section 2(b)(i), (iii), (vi) of the Employment Agreement is hereby deleted in its entirety.

         (d) Section 2(b)(iv) of the Employment Agreement is hereby amended and restated in its entirety as follows:

         For the term of the Employment Period, the Companies shall continue to provide the Executive with the automobile presently provided to the Executive, together with insurance and operating expenses thereof with payments therefore not to exceed $10,000.

         (e) Section 2(c) of the Employment Agreement is hereby amended and restated in its entirety as follows:

         SERVICES: The Executive shall serve as the President, Chief Operating Officer and Chief Financial Officer of BAI and Vice President of M&L and will render services of an executive and administrative character to the Companies, and their affiliates. In addition, the Executive shall be responsible for any and all actions needed to be undertaken by the Debtors during the Bankruptcy Cases, including but not limited to collection of M&L's accounts receivable, assertion of claims against third parties, sale of BAI, objections to disputed claims, preparation of SEC Form 10K and 10Q, corporate tax returns, cash collateral and/or financing agreements, and negotiations and relations with the secured lenders, other creditors, Board and shareholders.

         (f) Section 2(d) of the Employment Agreement is hereby deleted in its entirety.

         (g) Section 2(e) of the Employment Agreement is hereby amended and restated in its entirety as follows:



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         The Executive's Incentive Compensation, with respect to the Companies'
fiscal year ending December 31, 1998 as determined by the Board of Directors of the Companies in the amount of $50,000, is hereby ratified.

         (h) Section 2(f) of the Employment Agreement is hereby amended and restated in its entirety as follows:

         The Executive shall receive Disposition Incentive Compensation in the amount of $125,000 with respect to the M&L Asset Sale, payable as follows: (a) $100,000 upon satisfaction of the claims of the Companies' secured creditors, The Chase Manhattan Bank, N.A., Milberg Factors, Inc., BankBoston, N.A., First Union National Bank, N.A., and Fleet Bank, N.A. (the "Banks"), including reservation for any disputed portions of the claims of the Banks, and (b) $25,000 upon the earlier to occur of (i) June 30, 1999 or (ii) the date on which M&L has collected $3 million on account of its eligible accounts receivable outstanding as of March 8, 1999 in the aggregate amount of approximately $4.2 million. In consideration for and subject to the payment of $25,000, payable on June 30, 1999, and the other promises contained herein, the Executive hereby (a) releases his claim against BAI in the aggregate amount of $250,000 arising under section 2(f) of the Employment Agreement with respect to the disposition of or liquidation of the majority of the common stock or assets of BAI's affiliates, Biscayne Apparel International, Inc. and Mackintosh of New England, Inc., (b) releases his severance claim against BAI in the aggregate amount of $352,500 arising under section 2(d) of the Employment Agreement, (c) releases his claim for a Special Benefit Payment in the amount of $27,500, and
(d) agrees to the reduction of his Base Salary from $275,000 to $200,000.

         2. ESTABLISHMENT OF ESCROW ACCOUNT. Upon payment of amounts due to the Banks on account of their secured claims against the Companies, the




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Companies shall establish an account into which $50,000 shall be deposited by the Companies (the "Escrow Account") on account of the deferred payments due to the Executive under this Amendment. Such Escrow Account shall be maintained by the Companies' bankruptcy counsel, Salomon Green & Ostrow, P.C., 919 Third Avenue, 15th Floor, New York, New York 10022.

         3. CONDITION PRECEDENT. This Agreement is subject to the approval of the Bankruptcy Court. The Companies agree to use responsible efforts to obtain such approval.

         4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         5. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of the Amendment for any other purpose.

         6. COUNTERPARTS. The Amendment may be executed in counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing such counterpart.

         7. EFFECT OF AMENDMENT. Except as expressly modified herein, the Employment Agreement shall remain in full force and effect.

         IN WITNESS THEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.



                                            By: /s/ Peter Vandenberg, Jr.
                                                --------------------------------
                                                Peter Vandenberg, Jr.




                                            BISCAYNE APPAREL, INC.


                                            By: /s/ Earl W. Powell
                                                -------------------------------
                                                Name: Earl W. Powell
                                                Title:  Chairman and CEO




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                                           M&L INTERNATIONAL, INC.



                                           By: /s/ Earl W. Powell
                                               --------------------------------
                                               Name: Earl W. Powell
                                               Title: Vice President







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